  EXHIBIT 99.1

Special Purpose Combined Carve-Out

Financial Statements of Vayu (US) Inc., Impossible Aerospace Corporation and

Global Autonomous Corporation

 (A Carve-Out of Alpine 4 Holdings, Inc.)

As of and for the Years Ended December 31, 2024 and 2023, together with Report of Independent Registered Public Accounting Firm

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New York Office: 805 Third Avenue New York, NY 10022 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Vayu Inc., Impossible Aerospace Corporation and Global Autonomous Corporation

Opinion on the Special Purpose Combined Carve-Out Financial Statements

We have audited the accompanying combined balance sheets of Vayu Inc., Impossible Aerospace Corporation and Global Autonomous Corporation (A Carve-Out of Alpine4 Holdings, Inc.) (collectively, the “Company”) as of December 31, 2024 and 2023, and the related combined statements of operations, combined statements of cash flows and combined statements of invested equity for each of the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the special purpose combined carve-out financial statements or the financial statements). In our opinion, the special purpose combined carve-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying special purpose combined carve-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the special purpose combined carve-out financial statements, the Company expects to incur net losses and have significant cash outflows for at least the next 12 months, and without raising additional capital, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2025.
New York, NY
June 16, 2025
PCAOB ID: 587

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COMBINED BALANCE SHEETS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

DECEMBER 31, 2024 AND 2023

	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,240	$92
Prepaid subscriptions	---	4,005
Total Current Assets	49,240	4,097

Property and equipment, net of accumulated depreciation of $238,579 and $156,298 as of December 31, 2024 and 2023, respectively	93,903	189,452
Operating right of use lease asset	210,331	443,551

TOTAL ASSETS	$353,474	$637,100

LIABILITIES AND INVESTED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$882,447	$603,745
Operating lease liability, current portion	163,553	247,616
Total Current Liabilities	1,046,000	851,361

Operating lease liability, long term portion	37,882	186,322
Government note payable, long term portion	65,000	65,000

TOTAL LIABILITIES	1,148,882	1,102,683

Commitments and contingencies (Note 10)

INVESTED EQUITY	(795,408)	(465,583)

TOTAL LIABILITIES AND INVESTED EQUITY	$353,474	$637,100

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

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COMBINED STATEMENTS OF OPERATIONS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31,
	2024	2023

Product revenue	$10,345	$4,171
Cost of goods sold	1,855	2,465

Gross profit	8,490	1,706

Operating Expenses and Costs
General and administrative expenses	1,312,920	2,179,741
Research and development expenses	902,285	2,695,964
Depreciation and amortization	95,549	780,987
Impairment loss	---	12,209,832
Total Operating Expenses and Costs	2,310,754	17,866,524

Loss from operations	(2,302,264)	(17,864,818)

Other Income (Expenses)
Interest expense	(2,438)	(2,438)

Loss before provision for income taxes	(2,304,702)	(17,867,256)

Provision for income taxes	---	---

Net loss	$(2,304,702)	$(17,867,256)

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

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COMBINED STATEMENTS OF CASH FLOWS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31,
	2024		2023
Cash Flows from Operating Activities
Net loss		$(2,304,702)		$(17,867,256)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		95,549		82,281
Amortization		---		698,706
Impairment loss		---		12,209,832

Changes in operating assets and liabilities:
Inventory		---		484,742
Prepaid expenses and other current assets		4,005		490
Right of use lease asset		233,220		176,285
Accounts payable and accrued expenses		278,702		427,328
Lease liability		(232,503)		(187,498)
Net cash used in operating activities		(1,925,729)		(3,975,090)

Cash Flows from Investing Activities
Acquisition of property and equipment		---		---
Net cash used in investing activities		---		---

Cash Flows from Financing Activities
Net contributions from Alpine4 entities		1,974,877		3,962,579
Net cash provided by financing activities		1,974,877		3,962,579

Net decrease in cash		49,148		(12,511)
Cash, beginning of period		92		12,603

Cash, end of period		$49,240		$92

	Year Ended December 31,
	2024		2023
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$	---	$	---
Cash paid during the period for income tax	$	---	$	---
Schedule of non-cash investing and financing activities:
Recognition of operating lease: right of use asset and lease liability	$	---		$163,164

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

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COMBINED STATEMENTS OF INVESTED EQUITY

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

Balance at January 1, 2023	$13,439,094

Net loss	(17,867,256)

Net contributions from Alpine4 entities	3,962,579

Balance at December 31, 2023	(465,583)

Net loss	(2,304,702)

Net contributions from Alpine4 entities	1,974,877

Balance at December 31, 2024	$(795,408)

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

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NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1 - BUSINESS

Alpine 4 Holdings, Inc. (together with its subsidiaries, “Alpine4”), was incorporated under the laws of the State of Delaware on April 22, 2014 to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. By 2022, Alpine4 owned 14 different subsidiaries operating in industries including construction services, manufacturing, defense, technologies and aerospace. Included in Alpine4’s operating subsidiaries were (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy Inc., a Nevada corporation (“BrooQLy”), pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities (the “Asset Sales”).

The accompanying special purpose combined carve-out financial statements (the “Financial Statements”) represent the combined financial position and results of operations for the Acquired Entities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Acquired Entities have historically operated as part of Alpine4 and not as standalone companies. The accompanying Financial Statements represent the historical operations of the Acquired Entities and have been derived from Alpine4’s historical accounting records. The Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Acquired Entities are included in the Financial Statements. The Financial Statements also include allocations of certain general and administrative from Alpine4. The allocation methodologies have been described within the notes to the Financial Statements where appropriate, and management considers the allocations to be reasonable. However, amounts recognized by the Acquired Entities are not necessarily representative of the amounts that would have been reflected in the financial statements had the Acquired Entities operated independently of Alpine4. Related party allocations are discussed further in Note 11.

As part of Alpine4, the Acquired Entities are dependent upon Alpine4 and certain of its other operating subsidiaries for all of their working capital and financing requirements. Financial transactions relating to the Acquired Entities are accounted for through inter-entity loans between Alpine4 or its other operating subsidiaries and the Acquired Entities. Accordingly, none of Alpine4’s cash, cash equivalents or debt at the corporate level have been assigned to the Acquired Entities in the Financial Statements. All significant transactions between the Acquired Entities and Alpine4 and its other operating subsidiaries have been included in the accompanying Financial Statements. Transactions with Alpine4 and its other operating subsidiaries are reflected in the accompanying Combined Statement of Cash Flows as “Cash Flows from Financing Activities.”

All significant intercompany accounts and transactions amongst the businesses comprising the Acquired Entities have been eliminated in the accompanying Financial Statements. All amounts referred to in the notes to the Financial Statements are in United States Dollars ($).

Use of Estimates

The preparation of the Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about depreciation and amortization, asset impairment, certain acquisition-related liabilities, income taxes, and legal contingencies.

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NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Off-Balance Sheet Risk and Concentrations of Credit Risk

Financial instruments, which potentially subject the Acquired Entities to significant concentrations of credit risk, consist of cash and cash equivalents. The Acquired Entities consider all highly liquid investments with original maturities of six months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Acquired Entities had $-0- and $-0- in cash balances in excess of the FDIC insured limit as of December 31, 2024 and 2023, respectively. The carrying amounts of cash and cash equivalents approximate their fair values at December 31, 2024 and 2023. The Acquired Entities have not experienced any losses in such accounts and management believes that the Acquired Entities are not exposed to significant credit risk. The Acquired Entities have no off‑balance sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements.

Intangible Assets

The Acquired Entities account for long-lived assets in accordance with the provisions of ASC Topic 360, Accounting for the Impairment of Long-Lived Assets (“ASC 360”). The Acquired Entities recognize an acquired intangible whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets were being amortized primarily over useful lives of 15 years for intellectual property and 17 years for patents. The straight-line method of amortization was used as it was determined to approximate the use pattern of the assets.

ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset is less than the carrying amount of that asset. See Note 5 – Intangible Assets for additional details regarding impairment charges against intangible assets in the year ended December 31, 2024.

Leases

The Acquired Entities lease office space. If a lease arrangement is determined to exist with a lease term of more than 12 months at the lease commencement date, a Right of Use (“ROU”) asset and corresponding lease liability are recorded on the combined carve-out balance sheet at the lease commencement date based on the present value of fixed lease payments over the lease term. The lease commencement date, defined as the date on which the lessor makes the underlying asset available for use by the lessee and the date from which the Acquired Entities are required to recognize lease expenses, may be different from the inception date of the contract.

An ROU asset represents the right to control the use of an identified asset over the lease term and a lease liability represents the obligation to make lease payments arising from the lease. The Acquired Entities use the discount rate implicit in the lease, if available, or their incremental borrowing rate on the lease commencement date to determine the present value of lease payments. The lease terms used to calculate the ROU assets and related lease liabilities include options to extend or terminate the lease when it is reasonably certain that the Acquired Entities will exercise that option.

The Acquired Entities’ policy for allocating contract consideration between lease and non-lease components is based on the relative stand-alone prices of the lease and non-lease components. Stand-alone prices are estimated by comparing the contract consideration to the company's historical data, or by using market prices for similar services or goods. Variable payments, such as CAM charges, are allocated to the corresponding non-lease component. Examples of non-lease components include utilities, insurance, and maintenance services.

Leases are classified as either operating or finance leases based on the economic substance of the agreement. The Acquired Entities did not have any financing leases during the years ended December 31, 2024 or 2023. For operating leases, the Acquired Entities recognize lease expense related to fixed payments on a straight-line basis over the lease term.

The Acquired Entities use significant assumptions and judgment in evaluating their lease contracts and other agreements, including the determination of whether an agreement is or contains a lease, whether a change in the terms and conditions of a lease contract represents a new or modified lease, whether a lease represents an operating or finance lease, and the discount rate used to determine the present value of lease obligations. See Note 6 – Leases for additional details.

Property and Equipment

Property and equipment, comprised of production equipment and vehicles, are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from three to five years.

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NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Acquired Entities had limited revenue in the years ended December 31, 2024 or 2023, all of which was recognized by Vayu for the sale of UAVs and related components. Vayu recognized revenue under ASC Topic 606, Revenue from contract with Customers (“Topic 606”). Revenue is recognized under Topic 606, at a point in time and over a period of time, in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•	executed contracts with customers that are legally enforceable;
•	identification of performance obligations in the respective contract;
•	determination of the transaction price for each performance obligation in the respective contract;
•	allocation the transaction price to each performance obligation; and
•	recognition of revenue only when Vayu satisfies each performance obligation.

Revenue is recognized upon satisfaction of the performance obligations at a point in time, which occurs upon delivery of UAVs and related components.  Payment is made at the time of delivery. The Acquired Entities did not have any revenue or product concentrations in the years ended December 31, 2024 or 2023.

Research and Development

The Acquired Entities focus on quality control and development of new products and the improvement of existing products. All costs related to research and development activities are expensed as incurred.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●

Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●

Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Income Taxes

The Acquired Entities’ results of operations have historically been included in the consolidated federal income tax returns of Alpine4. The income tax amounts reflected in the accompanying Financial Statements have been allocated based on taxable income directly attributable to the Acquired Entities, resulting in a stand-alone presentation. Management believes the assumptions underlying the allocation of income taxes are reasonable. However, the amounts allocated for income taxes in the accompanying Financial Statements are not necessarily indicative of the amount of income taxes that would have been recorded had the Acquired Entities been operated as a separate, stand-alone entity for the periods presented.

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NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Acquired Entities followed Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

No income tax has been provided for the Acquired Entities for the years ended December 31, 2024 and 2023, since the Acquired Entities sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets is warranted, since it is more likely than not that the deferred tax assets will not be realizable. See Note 9 – Income Taxes for additional details.

Litigation and Other Loss Contingencies

The Acquired Entities are involved in various claims and legal proceedings that arise in the ordinary course of business. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, a corresponding liability is accrued.  If a loss is considered probable but the amount cannot be reasonably estimated, the Acquired Entities will disclose the nature of the contingency and state that an estimate cannot be made. The accrual for litigation costs, including estimated legal fees, is determined by assessing factors such as the stage of proceedings, facts and circumstances of the claim, potential for insurance recoveries, legal counsel opinions, and management's best estimate of the outcome.

Other Comprehensive Income

The Acquired Entities do not have any activity that results in Other Comprehensive Income.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. The Acquired Entities adopted this standard in 2025. The adoption is not expected to have a material effect on the Financial Statements.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Financial Statements.

11

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for fiscal years beginning after December 15, 2025, and interim periods within those periods. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on the Financial Statements.

NOTE 3 – LIQUIDITY AND GOING CONCERN ANALYSIS

Under ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), the Acquired Entities are required to evaluate whether there is substantial doubt about their ability to continue as a going concern each reporting period, including interim periods. Pursuant to ASU 2014-15, in evaluating the Acquired Entities’ ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Acquired Entities’ ability to continue as a going concern within 12 months after the Financial Statements were issued (June 16, 2026). Management considered the Acquired Entities’ current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Acquired Entities’ obligations due before June 16, 2026.

The Acquired Entities are subject to a number of risks, including uncertainty related to product development and generation of revenues and positive cash flows from the sale of UAVs, development and commercialization of GAC’s Autonomous Mesh Fulfillment Network, and a dependence on outside sources of capital. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill projected growth and operating activities and generating a level of revenues adequate to support the Acquired Entities’ cost structure.

As of December 31, 2024, the Acquired Entities had combined cash balances of $49,240, a working capital deficit of $996,760, and invested equity of $(795,408). For the years ended December 31, 2024 and 2023, the Acquired Entities had a combined net loss of $2,304,702 and $17,867,256, respectively, and used combined cash from operating activities of $1,925,729 and $3,975,090, respectively. During the years ended December 31, 2024 and 2023, substantially all of the operations of the Acquired Entities were funded through intercompany transfers from Alpine4 and certain of its other operating subsidiaries.

On April 1, 2025, Alpine4 and the Acquired Entities completed the Asset Sales to BrooQLy, pursuant to which BrooQLy agreed to acquire the key operating assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill. Any losses incurred by BrooQLy using the assets are intended to be alleviated through the sale of debt or equity securities by BrooQLy. The Acquired Entities expect to continue to incur net losses and have significant cash outflows for at least the next 12 months. Without raising additional capital, including capital raised or provided by BrooQLy after the Asset Sales, there is substantial doubt about the Acquired Entities’ ability to continue as a going concern through June 16, 2026. The accompanying Financial Statements have been prepared assuming that the Acquired Entities will continue as a going concern. This basis of presentation contemplates the recovery of the Acquired Entities’ assets and the satisfaction of liabilities in the normal course of business.

12

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023

Production equipment	$148,052	$148,052
Office equipment	105,226	105,226
Vehicles	92,472	92,472

Total property and equipment	345,750	345,750
Less: accumulated depreciation	(251,847)	(156,298)

Property and equipment, net	$93,903	$189,452

Depreciation expense during the years ended December 31, 2024 and 2023 was $95,549 and $82,281, respectively.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets are comprised of (i) Vayu intellectual property, primarily proprietary technology associated with its planar-hybrid VTOL controller, its novel communication system, its autonomous actions and its specialty engineering processes, and (ii) patent applications associated with IA.

During the third quarter of 2023, management considered the impacts from macroeconomic conditions such as inflationary pressures and capital markets accessibility, the war in Ukraine and the war in the Middle East, and unfavorable short-term changes in the investment and operating plans of the Acquired Entities’ primary customers; and as a result of these events concluded that a triggering event occurred which required the Acquired Entities to perform an interim quantitative impairment test of intangible assets as of September 30, 2023.

As a result of the impairment test, management determined that the carrying value of the Acquired Entities’ intangible assets had exceeded their undiscounted cash flows and, as a result, recorded a non-cash intangible asset impairment charge of $12,209,832 in the combined carve-out statements of operations within operating expenses during the year ended December 31, 2023. Amortization expense for intangible assets was $-0- and $698,706 in the years ended December 31, 2024 and 2023, respectively.

Changes in the carrying amount of intangible assets during the years ended December 31, 2024 and 2023 were as follows:

	Intellectual		Patent		Intangible
	Property		Application		Assets, Net

Balance as of December 31, 2022		$7,328,276		$5,580,262		$12,908,538

Amortization expense		(420,877)		(277,829)		(698,706)
Impairment of intangible assets		(6,907,399)		(5,302,433)		(12,209,832)

Balance as of December 31, 2023	$	---	$	---	$	---

Amortization expense		---		---		---
Impairment of intangible assets		---		---		---

Balance as of December 31, 2024	$	---	$	---	$	---

13

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 6 – LEASES

The Acquired Entities have separate operating for office space related to Vayu and GAC that expire in June 2025 and December 2026, respectively. As of December 31, 2024, the Acquired Entities’ weighted-average remaining lease term relating to its operating leases was 1.2 years, with a weighted-average discount rate of 8.78%.

The table below summarizes the Acquired Entities’ lease-related assets and liabilities as of December 31, 2024 and 2023:

	December 31,
	2024	2023

Operating lease assets	$210,331	$443,551

Operating lease liabilities
Operating lease liabilities (short term)	$163,553	$247,616
Operating lease liabilities (long term)	37,882	186,322
Total operating lease liabilities	$201,435	$433,938

Operating lease expense was $233,220 and $176,285 in the years ended December 31, 2024 and 2023, respectively.

Maturities of operating lease liabilities were as follows as of December 31, 2024:

2025	$165,043
2026	49,967
Total lease payments	215,010
Less interest	(13,575)
Present value of lease liabilities	$201,435

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Amounts related to accounts payable and accrued expenses as of December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023

Trade accounts payable	$822,752	$530,309
Accrued payroll liabilities	44,089	64,701
Accrued interest	15,606	8,735
	$882,447	$603,745

NOTE 8 – GOVERNMENT NOTES PAYABLE

In June 2020, Vayu received an Economic Injury Disaster Loan with a face value of $65,000 (the “EIDL Loan”). The EIDL Loan has an interest rate of 3.75% per annum matures in June 2050 with fixed installment payments beginning in December 2022. Vayu did not make the scheduled installment payments and, as such, the EIDL Loan was in default as of December 31, 2024 and 2023. As a result of the default, interest continues to accrue at the stated rate on the unpaid principal balance until maturity.

Interest accrued on the EIDL Loan as of December 31, 2024 and 2023 was $11,172 and $8,735, respectively. Interest expense recognized on the EIDL Loan was $2,438 and $2,438 in the years ended December 31, 2024 and 2023, respectively.

14

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 9 – INCOME TAXES

The tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. GAC operates in the United Arab Emirates but does not meet the minimum income requirement for income taxation.

The components of the Acquired Entities’ income tax provision are as follows:

Year Ended December 31,
Income tax provision (benefit)	2024		2023
Current
Federal	$	---	$	---
State		---		---
Foreign		---		---
Total current		---		---
Deferred
Federal		---		---
State		---		---
Foreign		---		---
Total deferred		---		---

Total income tax provision (benefit)	$	---	$	---

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate of 21% to the net loss before provision for income taxes is as follows:

	Year Ended December 31,
	2024		2023

Expected tax (benefit) at statutory rate		$(483,987)		$(3,752,124)
State income tax (benefit), net of federal tax (benefit)		(87,083)		(776,484)
Current year change in valuation allowance		472,892		4,216,601
Permanent items		98,178		312,007

Income tax provision (benefit)	$	---	$	---

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Acquired Entities’ net deferred income taxes are as follows:

	Year Ended December 31,
	2024		2023

Net operating loss deferred tax asset		$6,423,629		$5,782,891
Fixed assets		5,530		(4,824)
Intangible assets		3,082,093		3,337,956
Research and experimental expenditures		734,466		656,803
Deferred tax assets (liabilities)		10,245,718		9,772,826
Valuation allowance		(10,245,718)		(9,772,826)
Net deferred tax assets (liabilities)	$	---	$	---

As of December 31, 2024, the Acquired Entities had available for income tax purposes approximately $27.2 million in combined federal and state net operating loss carry forwards, which may be available to offset future taxable income, of which $2.9 million expire in between 2034 and 2037 and $24.3 million carry forward indefinitely. Management believes it is likely that the net operating loss carry forwards may be subject to limitation under Section 382 of the Internal Revenue Code.  The calculations of such limitations will be performed on an as-needed basis in future taxation periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, a full valuation allowance was recorded against the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

The Acquired Entities have not taken any uncertain tax positions on any open income tax returns filed through the period ended December 31, 2024. The Acquired Entities’ methods of accounting are based on established income tax principles in the Internal Revenue Code and are reflected within its filed income tax returns on an accrual basis. The Acquired Entities re-assess the validity of conclusions regarding uncertain tax positions periodically to determine if facts or circumstances have arisen that might cause a change in judgment regarding the likelihood of a tax position’s sustainability under audit. The Acquired Entities have determined that there were no uncertain tax positions for the years ended December 31, 2024 and 2023. With limited exception, the Acquired Entities are no longer subject to U.S. federal income tax audits by taxing authorities for tax years 2021 and prior; however, net operating loss and credit carryforwards from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases

The following table summarizes our minimum annual commitments under our rental commitments non-cancelable office operating leases as of December 31, 2024:

2025	$165,043
2026	49,967
Total lease payments	215,010
Less interest	(13,575)
Present value of lease liabilities	$201,435

Litigation

From time to time, the Acquired Entities may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Acquired Entities’ business.

In February 2023, Alpine4 learned that a complaint was brought in New York Supreme Court by the State of New York against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes. In October 2023, Vayu and the plaintiff stipulated to a settlement for $56,300, to be filed with the court upon payment by Company of that amount in July 2024, plus applicable interest from the date of the agreed stipulation. The settlement amount was never paid by Vayu. The amount of the settlement plus accrued interest on the settlement is recorded in “Accounts payable and accrued expenses” in the accompanying combined carve-out balance sheet.

The Acquired Entities are not aware of any additional legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

15

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 11 – RELATED PARTY TRANSACTIONS

Alpine4 provides certain management and administrative services to each of its operating subsidiaries, including the Acquired Entities. The costs of such services are reflected in “General and administrative expenses” in the accompanying combined statements of operations for the years ended December 31, 2024 and 2023. Additionally, Alpine4 performs certain cash management functions on behalf of the Acquired Entities, including providing cash for, or providing direct payment of, substantially all of the Acquired Entities’ operating expenses. All of the Acquired Entities’ transactions with Alpine4 are considered to be to be financing transactions, which are presented as “Net contributions from Alpine4 entities” in the accompanying combined statements of cash flows and invested equity.

The significant components of the net contributions from Alpine4 for the years ending December 31, 2024 and 2023, were as follows:

	December 31,
	2024	2023

Payroll, accounts payable and other vendor payments	$1,523,963	$2,923,861
Cash advances (net) from Alpine 4 entities	106,992	423,227
Alpine4 management and administrative services allocation	343,922	615,491
	$1,974,877	$3,962,579

Net contributions from Alpine4 entities are recorded based on actual costs incurred, without a markup. The basis of allocation to the Acquired Entities, for the items described above, is as follows:

Payroll, accounts payable and other vendor payments

All cash disbursements for payroll, trade and other accounts payable are made by Alpine4 or certain of its other entities as determined by Alpine4. Such payments are recorded as made based on the actual amounts processed on behalf of the Acquired Entities.

Cash advances (net) from Alpine 4 entities

From time to time, cash advances are made from (to) Alpine4 or its other subsidiaries to (from) the Acquired Entities to fund operating capital needs or to pool cash at Apline4.  Such advances from (to) Alpine 4 are recorded as made based on the actual amounts advanced to (from) the Acquired Entities.

Alpine4 management and administrative services allocation

Alpine4 centrally administers and incurs the costs associated with certain functions on a centralized basis, including executive management, human resources, accounting, and administration, and allocates the associated costs to the Acquired Entities. The costs incurred have been allocated to the Acquired Entities using a weighted average estimate of proportional revenue, headcount, total expenses, total assets, and total number of subsidiaries sharing such services.  Management believes the allocation methodology to be reasonable.

NOTE 12 – SUBSEQUENT EVENTS

The Acquired Entities have evaluated subsequent events through June 16, 2025, the date of issuance of these Financial Statements, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the Financial Statements, other than the following:

16

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

Asset Purchase Agreements

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy, pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities, as follows: (1) BrooQLy entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu, IAC and Alpine 4 pursuant to which BrooQLy purchased certain assets of the Vayu and IAC, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of Vayu and IAC; and (2) BrooQLy entered into an Asset Purchase Agreement (the “GAC APA”) with GAC and Alpine4 pursuant to which BrooQLy acquired certain equipment, software, inventory, contracts, and goodwill related to the business of GAC.

The purchase price paid by BrooQLy under the Vayu APA included the assumption by BrooQLy of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”) payable directly to Alpine 4.  The purchase price paid by BrooQLy for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”) payable directly to Alpine 4 and the minority shareholders of GAC.

17